As filed with the Securities and Exchange Commission on February 10, 2004

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

PEDIATRIC SERVICES OF AMERICA, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	58-1873345
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

310 Technology Parkway

Norcross, Georgia 30092-2929

(Address of Principal Executive Offices)

Pediatric Services of America, Inc. Amended and Restated Stock Option Plan and

Pediatric Services of America, Inc. Amended and Restated Directors Stock Option Plan

(Full Title of Plans)

James M. McNeill

Chief Financial Officer

310 Technology Parkway

Norcross, Georgia 30092-2929

(770) 441-1580

(Name, Address and Telephone Number, including Area Code, of Agent for Service)

Copies To:

Thomas Wardell, Esq.

McKenna Long & Aldridge LLP

303 Peachtree Street, Suite 5300

Atlanta, Georgia 30308

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price(2)	Amount of registration fee

Common Stock, par value $0.01 per share, issuable upon exercise of options granted under the:

Amended and Restated Stock Option Plan	550,000 shares	$11.26	$6,193,000	784.65

Amended and Restated Directors Stock Option Plan	350,000 shares	$11.26	$3,941,000	499.32

(1)	Pursuant to Rule 416(a), this Registration Statement also covers such indeterminate number of additional securities as may become issuable under the plans as the result of any future stock splits, stock dividends or similar adjustments of the Registrant’s common stock.
(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h)(1) on the basis of the average of the high and low sale prices of the Registrant’s common stock as quoted on the Nasdaq National Market on February 5, 2004.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The documents containing the information specified in Part I will be sent or given to participants in the Amended and Restated Stock Option Plan (the “Stock Option Plan”) and the Amended and Restated Directors Stock Option Plan (the “Directors Plan”) (the Stock Option Plan and the Directors Plan are collectively referred to as the “Plans”) of Pediatric Services of America, Inc., a Delaware corporation (the “Company” or the “Registrant”), as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the “Securities Act”). In accordance with the instructions of Part I of Form S-8, such documents will not be filed with the Securities and Exchange Commission (the “Commission”) either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act. These documents and the documents incorporated by reference pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus as required by Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

This Registration Statement on Form S-8 relates to an aggregate of 900,000 shares of the Company’s common stock, par value $0.01 per share. Up to 550,000 of these shares are issuable upon the exercise of options granted under the Stock Option Plan, and up to 350,000 of these shares are issuable upon the exercise of options granted under the Directors Plan.

ITEM 3.	INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.

The following documents that the Company has previous filed with the Commission are incorporated herein by reference:

(a)	The Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2003;

(b)	The Company’s Quarterly Report on Form 10-Q for the quarterly period ended December 31, 2003; and

(c)	The description of the Company’s common stock contained in a Registration Statement on Form 8-A (SEC File No. 0-23946) filed with the Commission on September 30, 1997.

In addition, all documents filed with the Commission by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, after the date hereof and prior to the date on which this offering is completed or terminated shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the time of filing of such documents.

Any statement contained in the documents incorporated or deemed to be incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference in this Registration Statement modified or superseded such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

You may request a copy of any filings referenced to above (excluding exhibits), at no cost, by contacting us at the following address:

Pediatric Services of America, Inc.

Investor Relations

310 Technology Parkway

Norcross, Georgia 30092-2929

(770) 441-1580

ITEM 4.	DESCRIPTION OF SECURITIES.

Not applicable.

ITEM 5.	INTERESTS OF NAMED EXPERTS AND COUNSEL.

Not applicable.

ITEM 6.	INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Article Ninth of the Company’s Amended and Restated Certificate of Incorporation and Article VI, Section 4 of the Company’s Amended and Restated Bylaws provide that each person who was or is made a party to, is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”), by reason of the fact that he is or was a person for whom he is a legal representative, or is or was a director, officer, employee or agent of the Company (or was serving at the request of the Company as a director, officer, employee or agent of another entity, including employee benefit plans) will be indemnified and held harmless by the Company to the fullest extent authorized by the Delaware General Corporation Law as it currently exists or is later amended. The Company shall be required to indemnify a person in connection with a Proceeding initiated by such person only if the Proceeding was authorized by the Board of Directors of the Company.

Under Section 145 of the Delaware General Corporation Law, a corporation may indemnify a director, officer, employee or agent of the corporation (or other entity if such person is serving in such capacity at the corporation’s request) against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. In the case of an action brought by or in the right of a corporation, the corporation may indemnify a director, officer, employee or agent of the corporation (or other entity if such person is serving in such capacity at the corporation’s request) against expenses (including attorneys’ fees) actually and reasonably incurred by him if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless a court determines that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnification for such expenses as the court shall deem proper. Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative or investigation action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation.

Article Seventh of the Company’s Amended and Restated Certificate of Incorporation also provides that a director of the Company shall not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Company or its stockholders, (ii) for any acts or omissions not in good faith or which involve intentional approval of misconduct or knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law or (iv) for any transaction in which the director derived an improper personal benefit.

The Company maintains directors and officers liability insurance that will insure against liabilities that directors or officers of the Company may incur in such capacities.

ITEM 7.	EXEMPTION FROM REGISTRATION CLAIMED.

Not applicable.

ITEM 8.	EXHIBITS.

Exhibit Number	Description

3.1	Amended and Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to the Company’s Registration Statement on Form S-1 (Registration No. 33-77880) filed on Mar 31, 1994).

3.2	Certificate of Correction to Certificate of Amendment of the Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.4 to the Company’s Quarterly Report on Form 10-Q for the quarter ended December 31, 1997).

3.3	Amended and Restated Bylaws of the Company, adopted September 22, 1998 (incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K dated September 22, 1998).

5.1	Opinion of McKenna Long & Aldridge LLP.

23.1	Consent of McKenna Long & Aldridge LLP (included in Exhibit 5.1).

23.2	Consent of Ernst & Young LLP.

24.1	Powers of Attorney (included on signature page to this Registration Statement).

ITEM 9.	UNDERTAKINGS.

(a)	The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Norcross, State of Georgia, on February 9, 2004.

PEDIATRIC SERVICES OF AMERICA, INC.

By:	/s/ Joseph D. Sansone

Joseph D. Sansone President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints James M. McNeill as our true and lawful attorney-in-fact, each acting alone, with full power of substitution and resubstitution, for us and in our name, place and stead, in any and all capacities, to sign any and all amendments (including any post-effective amendments) to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto and any other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities indicated on February 9, 2004.

Signatures	Title

/s/ Joseph D. Sansone Joseph D. Sansone	President and Chief Executive Officer (Principal Executive Officer)

/s/ James M. McNeill James M. McNeill	Chief Financial Officer, Senior Vice President, Treasurer and Secretary (Principal Financial and Accounting Officer)

/s/ Michael E. Alexrod Michael E. Alexrod	Director

/s/ David Crane David Crane	Director

/s/ Susan J. Kelley Susan J. Kelley	Director

/s/ Robert P. Pinkas Robert P. Pinkas	Director

/s/ Edward K. Wissing Edward K. Wissing	Chairman of the Board of Directors

INDEX TO EXHIBITS

Exhibit Number	Description

3.1	Amended and Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to the Company’s Registration Statement on Form S-1 (Registration No. 33-77880) filed on Mar 31, 1994).

3.2	Certificate of Correction to Certificate of Amendment of the Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.4 to the Company’s Quarterly Report on Form 10-Q for the quarter ended December 31, 1997).

3.3	Amended and Restated Bylaws of the Company, adopted September 22, 1998 (incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K dated September 22, 1998).

5.1	Opinion of McKenna Long & Aldridge LLP.

23.1	Consent of McKenna Long & Aldridge LLP (included in Exhibit 5.1).

23.2	Consent of Ernst & Young LLP.

24.1	Powers of Attorney (included on signature page to this Registration Statement).